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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 10, 2007

DATAJUNGLE SOFTWARE INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hines Road, Suite 202, Ottawa, Ontario, Canada	K2K 3C7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (613) 254-7246

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

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Item 1.01 Entry into a Material Definitive Agreement

On September 10, 2007, Larry Bruce, Edward Munden and Denes Bartakovich agreed to release DataJungle Ltd., the wholly owned Canadian subsidiary of DataJungle Software Inc. (“Company”) from the obligation to pay $250,397 Canadian dollars of unpaid salary, bonuses, commissions and other amounts owing to them by DataJungle Ltd.

Item 3.02 Unregistered Sales of Equity Securities

On September 10, 2007, the Company agreed to issue warrants to purchase 300,000 shares of restricted common stock at $0.15 per share expiring on September 10, 2011 to each of Larry Bruce, Edward Munden and Denes Bartakovich or their assignees.

On September 10, 2007, the Company cancelled 750,000 stock options of the Company issued to Edward Munden.  On the same date, Edward Munden or his assignee was issued warrants to purchase 500,000 shares of common stock at $0.51 per share expiring on September 10, 2011 and warrants to purchase 250,000 shares of restricted common stock at $0.25 per share expiring on September 10, 2011.

In September 2007, a lender to the Company agreed to convert $26,068.49 of debt and accrued interest owing to the lender to 278,732 shares of restricted common stock of the Company.

In September 2007, a creditor of the Company agreed to convert $48,000 of amounts owing to the creditor to 513,231 shares of restricted common stock of the Company.

In September 2007, the Company granted stock options to employees to purchase 140,000 shares of restricted common stock of the Company at $0.15 per share.  These stock options vest over a period to August 31, 2010 and expire at various dates to August 31, 2014.

In September 2007, the Company received $125,000 pursuant to a 10% promissory note (“Note”) maturing on November 30, 2007.   The Company issued 375,000 shares of restricted common stock to the holder, pursuant to the terms of the Note.

These transactions were exempt pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DataJungle Software Inc.

/s/ Larry Bruce

___________________________________

Larry Bruce, Chief Financial Officer, Secretary &

Treasurer

Date: September 14, 2007